As filed with the Securities and Exchange Commission on September 30, 2014

Registration No. 333-198802

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL DIGITAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	2844	22-3392051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 South Flagler Drive, Suite 800 West Tower

West Palm Beach, Florida 33401

Telephone: (561) 515-6163

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David A. Loppert

Chief Financial Officer

777 South Flagler Drive, Suite 800 West Tower

West Palm Beach, Florida 33401

Telephone: (561) 515-6163

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Owen Naccarato

Naccarato & Associates

1100 Quail Street, Suite 100

Newport Beach, CA 92660

Office: 949-851-9261

Fax: 949-851-9262

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on the 30th day of September, 2014.

GLOBAL DIGITAL SOLUTIONS, INC. (Registrant)

By:	/s/ Richard J. Sullivan
Name: Richard J. Sullivan
Title: President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Richard J. Sullivan	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 30, 2014
Richard J. Sullivan

/s/ David A. Loppert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 30, 2014
David A. Loppert

*	Director	September 30, 2014
Stephen L. Norris

*	Director	September 30, 2014
William J. Delgado

*	Director	September 30, 2014
Arthur F. Noterman

*	Director	September 30, 2014
Stephanie C. Sullivan

* - Signed by David A. Loppert as attorney-in-fact.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date / Period End	Exhibit Number
2.1	Purchase Agreement, dated as of January 1, 2012, by and between Global Digital Solution, Inc., and Bronco Communications, LLC	10	8/9/13	2.1
2.2	Amendment to Purchase Agreement dated October 15, 2012, by and between Global Digital Solution, Inc., and Bronco Communications, LLC	10	8/9/13	2.2
2.3	Agreement of Merger and Plan of Reorganization dated as of October __, 2012, by and between Global Digital Solution, Inc., and Airtronic USA, Inc.	10/A	9/10/13	2.3
2.4	First Amendment to Agreement of Merger and Plan of Reorganization dated as of August 5, 2013, by and between Global Digital Solution, Inc., and Airtronic USA, Inc.	10/A	9/10/13	2.4
2.5	Equity Purchase Agreement dated June 16, 2014 by and among Brian A. Dekle, John Ramsey, GDSI Acquisition Corporation, Global Digital Solutions, Inc. and North American Custom Specialty Vehicles, LLC.	8-K	6/19/14	2.1
3.1	Certificate of Incorporation	10	8/9/13	3.1
3.2	Articles of Merger	10	8/9/13	3.2
3.3	Certificate of Amendment to Certificate of Incorporation	10	8/9/13	3.3
3.4	Bylaws	10	8/9/13	3.4
3.5	Certificate of Amendment to Certificate of Incorporation filed July 7, 2014	8-K	7/30/14	3.1
5.1 +	Opinion of Naccarato & Associates
10.1	Debtor In Possession Note Purchase Agreement by and between the Company and Airtronic USA, Inc. dated October 22, 2012	10	8/9/13	10.1
10.2	8 1/4% Secured Promissory Note in the original principal amount of $750,000 dated October 22, 2012 in favor of the Company	10	8/9/13	10.2
10.3	Security Agreement by and between the Company and Airtronic USA, Inc. dated October 22, 2012	10	8/9/13	10.3
10.4	Bridge Loan Modification and Ratification Agreement by and between the Company and Airtronic USA, Inc. dated March __, 2013	10/A	9/10/13	10.4
10.5	Second Bridge Loan Modification and Ratification Agreement by and between the Company and Airtronic USA, Inc. dated as of August 5, 2013	10/A	9/10/13	10.5
10.6	8 1/4% Secured Promissory Note in the original principal amount of $550,000 dated August 5, 2013, in favor of the Company	10/A	9/10/13	10.6
10.7	Intellectual Property Security Agreement dated as of August 5, 2013, by and between Merriellyn Kett and the Company	10/A	9/10/13	10.7
10.8	Promissory Note Purchase Agreement by and between the Company and the investors listed therein dated December __, 2012	10	8/9/13	10.8
10.9	Secured Promissory Note in the original principal amount of $750,000 dated December __, 2012 in favor of Gabriel De Los Reyes	10	8/9/13	10.9
10.10	Security Agreement dated December __, 2012 by and between the Company, Bay Acquisition, LLC and the noteholder identified on Schedule A	10	8/9/13	10.10

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date / Period End	Exhibit Number
10.11	Warrant dated December __, 2012 for 3,000,000 shares of common stock	10	8/9/13	10.11
10.12	Amendment dated May 6, 2013, by and between the Company and Gabriel De Los Reyes	10	8/9/13	10.12
10.13	Form of Subscription Agreement and Securities Purchase Agreement	10	8/9/13	10.13
10.14	Form of Indemnification Agreement	10	8/9/13	10.14
10.15	8 1/4% Secured Promissory Note in the original principal amount of $200,000 dated October 10, 2013, in favor of the Company	10-K	3/28/14	10.15
10.16	Third Bridge Loan Modification and Ratification Agreement by and between the Company and Airtronic USA, Inc. dated as of October 10, 2013	10-K	3/28/14	10.16
10.17	Investment Banking Agreement with Midtown Partners & Co, LLC dated October 16, 2013	10-K	3/28/14	10.17
10.18	Addendum dated April 16, 2014 to Investment Banking Agreement with Midtown Partners & Co, LLC dated October 16, 2013	DRS/A	8/5/14	10.17
10.19 *	Global Digital Solutions, Inc. 2014 Equity Incentive Plan approved by Shareholders May 19, 2014	DRS/A	8/5/14	10.19
10.20	Online Virtual Office Agreement dated August 19, 2013	DRS/A	8/5/14	10.20
10.21 *	Restricted Stock Unit Agreement dated as of August 25, 2014 between Global Digital Solutions, Inc. and Stephen L. Norris	8-K/A	8/25/14	10.1
21.1	List of Subsidiaries	10-K	3/28/14	21
23.1	Consent of PMB Helin Donovan, LLP	S-1	9/17/14	23.1
23.2 +	Consent of Naccarato & Associates (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page of this Registration Statement on Form S-1).
99.1	NIMS Standards for Mobile Command Center Vehicles	DRS/A	9/2/14	99.1
101.INS**	XBRL Instance	S-1	9/17/14	101.INS
101.SCH**	XBRL Taxonomy Extension Scheme	S-1	9/17/14	101.SCH
101.CAL**	XBRL Taxonomy Extension Calculation	S-1	9/17/14	101.CAL
101.DEF**	XBRL Taxonomy Extension Definition	S-1	9/17/14	101.DEF
101.LAB**	XBRL Taxonomy Extension Labels	S-1	9/17/14	101.LAB
101.PRE**	XBRL Taxonomy Extension Presentation	S-1	9/17/14	101.PRE

*	Management contract or compensatory plan or arrangement.

+	Filed herewith.

**	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.